EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Hills Bancorporation:

We consent to the incorporation by reference in the registration statement (No. 333-73606) on Form 10-K of Hills Bancorporation of our report dated March 8, 2005, with respect to the consolidated balance sheet of Hills Bancorporation as of December 31, 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2004, and all related financial statement schedules, which report appears in the December 31, 2004, annual report on Form 10-K of Hills Bancorporation.

March 10, 2005
Des Moines, Iowa

To the Board of Directors
Hill Bancorporation

We hereby consent to the incorporation by reference of our report dated February 25, 2003 with respect to the financial statements of Hills Bancorporation and subsidiaries included in the Annual Report on Form 10-K of Hills Bancorporation for the year ended December 31, 2002 in Registrant Statement No. 33-73606 on Form S-8 filed December 30, 1993 and Registrant Statement No. 33-2657 on Form S-8 filed January 10, 1986.

Iowa City, Iowa March 15, 2005
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